Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46641) of Energen Corporation of our report dated June 15, 2011 relating to the financial statements and supplemental schedules of the Energen Corporation Employee Savings Plan, as of December 31, 2010 and 2009, and for the year ended December 31, 2010, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 15, 2011